UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2007

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 2, 2007, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Kilroy Realty Corporation (the “Company”) approved the 2007 annual bonus program, the 2007 annual long-term incentive program, and the 2007 long-term targeted performance incentive program (comprised of the development performance program and the total annual shareholder return program) for executive management that will allow for executive management to receive bonus compensation in the event certain specified corporate performance measures are achieved. The purpose of these programs is to provide incentive to the Company’s executive officers to attain established performance measures and to increase stockholder value in a “pay for performance” structure that is aligned with the interests of the Company’s stockholders. Executive management who will participate in the programs are the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (collectively, the “Executive Officers”). The Committee has conceptually approved expanding the participation in these programs to include certain other members of the Company’s senior management. For the Executive Officers, the treatment of their awards under these programs upon a change in control or termination of employment (including due to death or disability) will be governed by the applicable terms contained within each Executive Officers’ employment agreements rather than the applicable terms of these programs.

2007 Annual Bonus Program and 2007 Annual Long-Term Incentive Program

The specific performance measures for the 2007 annual bonus program and the 2007 annual long-term incentive program are based upon: 2007 funds from operations targets, 2007 revenue targets, 2007 operating margin targets, and 2007 leasing targets (each, a “Performance Criterion” and, collectively, the “Performance Criteria”). The actual total award payout under these programs relative to such Performance Criteria will be determined as follows: 25% for achievement of 2007 funds from operation targets, 25% for 2007 revenue targets, 25% for 2007 operating margin targets, and 25% for 2007 leasing targets.

Under the 2007 annual bonus program and the 2007 annual long-term incentive program, the Executive Officers are eligible to earn different amounts of incentive compensation depending on the level of performance achieved for each of the Performance Criteria. The Executive Officers must exceed a minimum threshold performance level for each Performance Criterion to earn incentive compensation with respect to that individual Performance Criterion under each of these programs. Once the Executive Officers exceed the applicable minimum thresholds, they are eligible to earn additional incentive compensation upon achieving certain target and/or high levels of performance. In the event the Executive Officers exceed the applicable thresholds but do not achieve the applicable target and/or high performance levels, they are entitled to proportional awards. When calculating the total payout under these programs, the payout under each Performance Criterion is calculated independently.

2007 Annual Bonus Program

Under the 2007 annual bonus program, the Chief Executive Officer is eligible to earn up to 100% of his 2007 base salary in the event threshold performance levels are achieved for all of the Performance Criteria, 200% of his 2007 base salary in the event target performance levels are achieved for all of the Performance Criteria, and 400% of his 2007 base salary in the event high performance levels are achieved for all of the Performance Criteria. The Chief Operating Officer is eligible to earn up to 68% of his 2007 base salary in the event threshold performance levels are achieved for all of the Performance Criteria, 136% of his 2007 base salary in the event target performance levels are achieved for all of the Performance Criteria, and 218% of his 2007 base salary in the event high performance levels are achieved for all of the Performance Criteria. The Chief Financial Officer is eligible to earn up to 60% of his 2007 base salary in the event threshold performance levels are achieved for all of the Performance Criteria, 120% of his 2007 base salary in the event target performance levels are achieved for all of the Performance Criteria, and 192% of his 2007 base salary in the event high performance levels are achieved for all of the Performance Criteria.

It is anticipated that any amounts earned under the 2007 annual bonus program will be paid in cash during the first quarter of 2008. Payments under this program are contingent on continued employment through December 31, 2007.

2007 Annual Long-Term Incentive Program

Under the 2007 annual long-term incentive program, the Chief Executive Officer is eligible to earn up to 150% of his 2007 base salary in the event the threshold performance levels are achieved for all of the Performance Criteria and 300% of his 2007 base salary in the event the target performance levels are achieved for all of the Performance Criteria; the Chief Operating Officer is eligible to earn up to 136% of his 2007 base salary in the event the threshold performance levels are achieved for all of the Performance Criteria and 273% of his 2007 base salary in the event the target performance levels are achieved for all of the Performance Criteria; and the Chief Financial Officer is eligible to earn up to 100% of his 2007 base salary in the event the threshold performance levels are achieved for all of the Performance Criteria and 200% of his 2007 base salary in the event the target performance levels are achieved for all of the Performance Criteria.

Individual awards under the 2007 annual long-term incentive program will be made under the Kilroy Realty 2006 Incentive Award Plan (the “2006 Plan”), and it is anticipated that such awards will be paid in restricted stock or, if available, and at the employee’s option, in long-term incentive program partnership units of Kilroy Realty, L.P. (“LTIP Units”) that, subject to vesting and other conditions, may become exchangeable on a one-for-one basis for shares of the Company’s common stock or cash, at the election of the Company. The Company anticipates that the restricted stock or LTIP Units will be issued during the first quarter of 2008, subject to forfeiture in the event employment is terminated prior to the vesting of such restricted stock or LTIP Units. Each share of restricted stock or LTIP Unit, both vested and non-vested, will entitle the holder to receive dividends or distributions in an amount per restricted share or LTIP Unit equal to the dividends per share paid on the Company’s common stock or distributions in respect of Kilroy Realty, L.P.’s common limited partnership units, as applicable. Such dividends or distributions are not returnable to the Company if individual awards are forfeited prior to vesting. Individual awards under the 2007 annual long-term incentive program will vest 50% on December 31, 2008 and 50% on December 31, 2009 based on continued employment through the applicable vesting date.

2007 Long-Term Targeted Performance Incentive Program

The 2007 long-term targeted performance incentive program is comprised of two separate programs: the development performance program and the total annual shareholder return program. These programs are meant to provide multiple year performance incentives, as opposed to the annual performance incentives provided pursuant to the 2007 annual bonus program and the 2007 annual long-term incentive program.

Development Performance Program

The specific performance measures for the development performance program are based upon: development completion targets and development leasing targets (each, a “Development Performance Criterion” and, collectively, the “Development Performance Criteria”). The actual total award payout under this program relative to such Development Performance Criteria will be determined for 2007 development starts, once 2007 development starts exceed a certain pre-defined threshold, as follows: 50% for achievement of development completion targets measured based on actual building shell development costs as compared to budgeted building shell development costs on a weighted average basis for all 2007 development starts and 50% for achievement of development leasing targets measured based on an average leased percentage on a weighted average basis for all 2007 development starts and on whether leases included in the average leased percentage were executed at a market rental rate or higher at the time of lease execution on a weighted average basis. The performance period for the development completion component will end at building shell completion for the last 2007 development start. The performance period for the development leasing component will end two years after building shell completion for the last 2007 development start or earlier if the pre-determined development leasing targets are met. When calculating the total payout under this program, the payout under each Development Performance Criterion is calculated independently.

Under this program, the Chief Executive Officer is eligible to earn 150% of his 2007 base salary in the event the target performance levels are achieved for both of the Development Performance Criteria; the Chief Operating Officer is eligible to earn 136% of his 2007 base salary in the event the target performance levels are achieved for both of the Development Performance Criteria; and the Chief Financial Officer is eligible to earn 100% of his 2007 base salary in the event the target performance levels are achieved for both of the Development Performance Criteria. In the event the target performance levels are not achieved for either of the Development Performance Criterion, the Executive Officers will earn nothing under that particular Development Performance Criterion.

Individual awards under the development performance program will be made under the 2006 Plan and will be made in unrestricted shares of common stock of the Company or LTIP Units, as there is no additional service vesting period under this program.

Total Annual Shareholder Return Program

The specific performance measures for the total annual shareholder return program are based upon: absolute total annual shareholder return targets and relative total annual shareholder return targets for calendar year 2007 (each, a “Shareholder Return Criterion” and, collectively, the “Shareholder Return Criteria”). The actual total award payout under this program relative to such Shareholder Return Criteria will be determined as follows: 50% for achievement of absolute total annual shareholder return targets and 50% for relative total annual shareholder return targets. When calculating the total payout under this program, the payout under each Shareholder Return Criterion is calculated independently.

Under this program, the Chief Executive Officer is eligible to earn 150% of his 2007 base salary in the event the target performance levels are achieved for both of the Shareholder Return Criteria; the Chief Operating Officer is eligible to earn 136% of his 2007 base salary in the event the target performance levels are achieved for both of the Shareholder Return Criteria; and the Chief Financial Officer is eligible to earn 100% of his 2007 base salary in the event the target performance levels are achieved for both of the Shareholder Return Criteria. In the event the target performance levels are not achieved for either of the Shareholder Return Criterion, the Executive Officers will earn nothing under that particular Shareholder Return Criterion.

Individual awards under the total annual shareholder return program will be made under the 2006 Plan, and it is anticipated that such awards will be paid in restricted stock or, if available, and at the employee’s option, in LTIP Units that, subject to vesting and other conditions, may become exchangeable on a one-for-one basis for shares of the Company’s common stock or cash, at the election of the Company. The Company anticipates that the restricted stock or LTIP Units will be issued during the first quarter of 2008, subject to forfeiture in the event employment is terminated prior to the vesting of such restricted stock, or LTIP Units. Each share of restricted stock or LTIP Unit, both vested and non-vested, will entitle the holder to receive dividends or distributions in an amount per restricted share or LTIP Unit equal to the dividends per share paid on the Company’s common stock or distributions in respect of Kilroy Realty, L.P.’s common limited partnership units, as applicable. Such dividends or distributions are not returnable to the Company if individual awards are forfeited prior to vesting. Individual awards under this program will vest 50% on December 31, 2008 and 50% on December 31, 2009 based on continued employment through the applicable vesting date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(d) Exhibits

4.1	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: February 8, 2007
	By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Form of Restricted Stock Award Agreement.

*	Filed herewith.